Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jan De Witte, Carrie L. Anderson, and Eric I. Schwartz and each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement on Form S-8 or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their respective capacities with Integra LifeSciences Holdings Corporation and on the dates indicated.

Signature	Title	Date

/s/ Jan De Witte Jan De Witte	President and Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2022

/s/ Carrie L. Anderson Carrie L. Anderson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2022

/s/ Jeffrey A. Mosebrook Jeffrey A. Mosebrook	Senior Vice President and Controller (Principal Accounting Officer)	July 27, 2022

/s/ Stuart M. Essig, Ph.D. Stuart M. Essig, Ph.D.	Chairman of the Board	July 27, 2022

/s/ Keith Bradley, Ph.D. Keith Bradley, Ph.D.	Director	July 27, 2022

	Director	July 27, 2022
Shaundra Clay

/s/ Barbara B. Hill Barbara B. Hill	Director	July 27, 2022

/s/ Renee W. Lo Renee W. Lo	Director	July 27, 2022

	Director	July 27, 2022
Donald E. Morel, Jr., Ph.D.

	Director	July 27, 2022
Raymond G. Murphy

/s/ Christian S. Schade Christian S. Schade	Director	July 27, 2022